Post-Effective
                                                         Amendment No. 2 to
                                                         SEC File No. 70-7607



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                GPU, INC. ("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07962

         (Name of company filing this statement and address of principal executive office)


Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Mary A. Nalewako, Secretary             120 West 45th Street
Michael J. Connolly, Esq.               New York, New York 10036
Vice President - Law
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962




                   (Names and addresses of agents for service)

            GPU hereby post-effectively amends its Application on Form U-1, docketed in SEC File No. 70-7607, as follows:
            1. By amending the first sentence in the last paragraph of paragraph E as follows:
                  Reference is made to Exhibit H filed herewith which sets forth
            GPU's consolidated capitalization at March 31, 1999.

            2.    By amending paragraph F as follows:

            Item 2  Fees, Commissions and Expenses
                    ------------------------------

                  GPU estimates  that the fees,  commissions  and expenses to be incurred in connection with the proposed transactions which are the subject of Post-Effective Amendment No. 1, will be as follows:

                  Legal Fees:
                     Berlack, Israels & Liberman LLP              $ 2,500
                     Ryan, Russell, Ogden & Seltzer LLP           $   500

                  Miscellaneous                                   $ 1,000
                                                                  --------
                                                                  $ 4,000

            3. By filing the following exhibits in Item 6 thereof:

                  F-l    -    Opinion of Berlack, Israels & Liberman LLP.

                  F-2    -    Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                  G      -    Financial Data Schedule.

                  H      -    GPU Actual and Pro Forma Capitalization Table.

                                    SIGNATURE
                                    ---------



      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                    GPU, INC.


                                    By:/s/ T. G. Howson
                                       ----------------------
                                        T. G. Howson
                                        Vice President and Treasurer


Date:    July 23, 1999





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